UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
JULY 9, 2008
Date of Report (Date of earliest event reported)
DIONEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-11250 (Commission File Number)	94-2647429 (IRS Employer Identification Number)
1228 Titan Way,
Sunnyvale, CA 94088
(Address of principal executive offices, including zip code)
(408) 737-0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Dionex Corporation (the “Company”) is pleased to announce that it has promoted Mr. Kevin Chance, age 40, to Executive Vice President and Chief Operating Officer, effective August 1, 2008. Previously and since December 2006, Mr. Chance served as Executive Vice President of the Company. He was the Vice President of our Chemical Analysis Business Unit (CABU) from April 2003 to December 2006. From 2000 to 2003, Mr. Chance served as Chief Executive Officer of Aptus Pharmaceuticals, Inc., a biotech company. From 1989 through 2000, he served as a business unit general manager and in various other positions at Siemens Industrial Automation, an automation technology provider. Mr. Chance will continue to focus on product, marketing and operations related functions and processes, and thus will continue to oversee our Chemical Analysis Business Unit (CABU), our Life Science Business Unit (LSBU), and our R&D, Corporate Marketing & Business Development, and Corporate IT organizations.
     The Company is pleased to announce that it has promoted Mr. Bruce Barton, age 49, to Senior Vice President of Global Sales & Service, effective August 1, 2008. Previously and since September 2007, Mr. Barton served as Vice President of Sales and Service International. From October 2003 to September 2007, he served as Vice President Sales and Service Asia/Pacific. Since joining us in 1987, he has served in numerous positions in the Sales, Accounting and Finance departments. Mr. Barton will continue to focus on overseeing our respective sales and service businesses in North America, Europe and Asia.
     The Company is pleased to announce that it has promoted Mr. Craig McCollam, age 48, to Senior Vice President Finance and Administration and Chief Financial Officer, effective August 1, 2008. Previously and since October 1999, Mr. McCollam served as Vice President Finance and Administration and Chief Financial Officer. Prior to that and since joining us in 1993, he served as Director of Finance and Corporate Controller. Mr. McCollam will continue to focus on overseeing the overall financial plans and accounting practices of the Company.
     The Company is pleased to announce that it has promoted Mr. Christopher Pohl, age 57, to Senior Vice President Research and Development and Chief Science Officer, effective August 1, 2008. Previously and since May 2004, Mr. Pohl served as Vice President of Research and Development and Chief Technology Officer. Prior to that and since June 2001, he served as Vice President of Research and Development. From March 2000 to June 2001, Mr. Pohl served as Vice President, Research and Development of Ciphergen Biosystems, Inc., a provider of enabling tools for proteomics. From 1979 to 2000, he served as our Vice President of Consumables and in various other capacities at the Company. Mr. Pohl will continue to focus on overseeing the research and development practices of the Company.
     The Company is pleased to announce that it has promoted Dr. Peter Jochum, age 57, to Senior Vice President Life Sciences Business Unit, effective August 1, 2008. Previously and since October 2000, Dr. Jochum served as Vice President of our Life Sciences Business Unit (LSBU). Prior to that and since joining us in October 1998, he served as Managing Director of our subsidiary, Dionex Softron. Prior to joining us, he served as Managing Director of Softron GmbH, which we acquired in 1998. Dr. Jochum will continue to focus on overseeing the Life Science Business Unit (LSBU) of the Company.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DIONEX CORPORATION
Dated: July 11, 2008	By:	/s/ Craig A. McCollam
Craig A. McCollam
Vice President, Finance and Administration and Chief Financial Officer